EXHIBIT 99

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the report on Form 11-K for J.B. Hunt Transport Services, Inc. Employee Retirement Plan (the “401(k) Plan”) for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Executive Vice President Finance and Administration and Chief Financial Officer, and 2002 Chairman of the J.B. Hunt Transport Services, Inc. Employee Retirement Plan Committee, hereby certifies pursuant to 18 U.S.C. Section 1350 that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the 401(k) Plan.

Date: June 27, 2003	/s/ JERRY W. WALTON

Jerry W. Walton Executive Vice President Finance and Administration and Chief Financial Officer, and 2002 Chairman of the J.B. Hunt Transport Services, Inc. Employee Retirement Plan Committee